EXHIBIT (23.5)


                         Consent of Independent Auditors
                         -------------------------------


We consent to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus of Wachovia Corporation and to incorporation by reference therein of our report dated October 29, 1997, relating to the consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 1997 of Unifirst Federal Savings Bank, which report appears in the December 31, 1999, annual report on Form 10-K of Republic Security Financial Corporation.

                                             /s/ KPMG LLP

Ft. Lauderdale, Florida
January 5, 2001